Exhibit 99.1

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

2008 ANNUAL REPORT

Dear Stockholder:

We began 2008 with a sense of cautious optimism in the midst of a troubled economy.  None of us envisioned the extent and impact of the global economic deterioration with historical disruptions in the financial markets that occurred over the course of the year.  And as the first few months of 2009 have not demonstrated any sign of a reversal in the deterioration, our outlook is indeed cautious.

In a year that witnessed the demise of such storied firms as Bear Stearns and Lehman Brothers and the erosion in home values as well as the stock market, it may be difficult to move beyond uncertainty and fear.  We strive to do just that every day.  We are real estate people as well as business people; we are focused on managing our business, which is managing our real estate.

Our strategy continues to be to acquire a diversified portfolio of properties where demographics point to solid consumer traffic; and we believe our national scope should reduce the risks associated with any one region of the country.  Our largest geographical concentration of assets is in Texas, which has one of the strongest economies in the U.S. today.  A large component of the national tenants in our portfolio is necessity-based retailers, including grocery, drug store and discounters - businesses that historically have been less impacted during economic downturns.

We have approximately $1.1 billion in debt maturing during 2009.  It will continue to be challenging for us to get refinancing transactions done in this tough credit market, but we believe that having individual loans on our assets, as well as an average 55% initial loan to value ratio on the properties to be refinanced during 2009, will facilitate our efforts.

Asset management has always been a core element of our strategy and we are emphasizing it to an even greater extent today.  A real estate owner like Inland Western generally funds growth from a variety of income sources, both internal - sometimes referred to as organic - and external.  At any given point in the business cycle, one source may be emphasized over others.  When interest rates are low, capital plentiful, and property values rising, REITs can buy properties and the added rental revenue is accretive to the company.  In the current environment, there is minimal capital available for potential buyers due to the credit crisis. This has resulted in a slower transaction market, and additionally, given the wide spread between buyers and sellers, real estate companies are focused on internal growth via disciplined asset management.  We have always focused on an in-depth knowledge of each property and its attributes, concerns and opportunity.  In our experience, the retail industry rotates through a cycle about every seven years, which means that new retailers and concepts are a natural part of the evolution.  Keeping a watchful eye on the opportunities - a new concept or updating the current mix of tenants - together with the dynamics of an ever-changing consumer behavior, is a critical component of our asset management.

Another important aspect of our asset management strategy is regularly monitoring the financial status of our tenants, in addition to each individual lease and location.  Having had a close watch on Circuit City, Linens ‘n Things and Mervyn’s from the beginning of the year, not one of those bankruptcy filings caught us by surprise.  We are in active negotiations for the majority of spaces left vacant by Circuit City, Linens ‘n Things and Mervyn’s.  In the case of Mervyn’s, we have signed three replacement leases out of the 25 vacancies, with Kohl’s assuming the market leases at existing terms.  We have also re-leased several former Linens ‘n Things spaces totaling approximately 58,000 square feet out of a total of the 767,000 square feet vacated by Linens ‘n Things.  Our occupancy decreased in the fourth quarter, primarily due to these three tenant bankruptcies, and our outlook for the near-term is cautious.  That said we believe our portfolio continues to perform well and generate solid revenues and cash flows.  Currently, the lead time is longer in negotiating leases, but by constantly reviewing the portfolio for issues as well as opportunities, we believe our property management and leasing team is proactive and identifies what needs to be done earlier on in the process.

As we look ahead in 2009, it is difficult to predict when the economic crisis will begin to show signs of improvement.  Indeed, some people believe it may get tougher before it gets easier.  Every decision we make these days is designed to enable us to execute on our long-term strategy.  This will not be an easy year.

In the past we stated that our strategy was to strengthen the portfolio, reduce risk, and position ourselves to capitalize on strategic opportunities as they arise.  This continues to be our strategy.  During the upcoming year, we will also be focused on enhancing financial flexibility and liquidity, as well as the refinancing of, or extensions on, our maturing debt.  We have a dedicated financial team who works relentlessly on this every day.  We believe that our cost of capital will increase, and our ability to sell non-core assets to raise capital will be adversely impacted by a continued lack of access to funds for buyers.  Our management and board made what we believe are prudent decisions this year in response to the illiquidity in the capital markets to best prepare us as a company to have the liquidity to manage and survive these turbulent times.  These included moving the stockholder distribution from a monthly to a quarterly basis and the suspension of the share repurchase program.  We believe it is imperative to be fiscally conservative and preserve capital to fund both current and future obligations and opportunities, as real estate is a capital intensive industry.

For the coming year, our focus has shifted from rent growth to maintaining occupancy.  And though there are retailers who are expanding in this economy, and we believe that our properties are a leading choice for tenants, we expect that the reduced amount of leasing activity and the longer duration of lease negotiations will adversely impact our operations.  There is a good deal of pressure for rent reductions from all retailers — healthy and troubled.  Retailers are adjusting their business models to survive, including changes to inventory and staffing controls.  We have a significant amount of debt to refinance, and if the credit markets do not thaw resulting in more lenders desiring to make loans to the debt market, it may continue to be challenging.

What am I sure of?  I know that we have a diversified portfolio of retail assets, in a number of solid demographic areas of the country.  I know that our assets are desirable from a tenant perspective, which should be helpful in our leasing efforts this year.  I know that the management team’s 100-plus years of collective real estate experience does not give us a crystal ball, but is incredibly invaluable to this company as we plot a course through unchartered waters.  I know that our employees have a dedication and determination not only to survive this difficult time, but to succeed, which is evident every day, and I would like to express my gratitude to each of them for their hard work.  I would also like to express our gratitude to our board of directors who have worked hard to make the right decisions.  I know that real estate and the economy are cyclical, and while the timing of a recovery is uncertain, I know that it will happen.  The recovery will be predicated by stabilization in housing prices and the unemployment rate, which will lead to a very careful, cautious increase in consumer confidence.  Once those factors come into play, I would expect to see a clearer path towards a reopening of the credit lending market and a worldwide recovery.

Thank you for your continued support and investment in Inland Western Retail Real Estate Trust, Inc.  If you have any questions regarding this report or your investment, please contact your financial advisor or Inland Western Investor Relations at 800.541.7661.

Sincerely,

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Michael J. O’Hanlon

Chief Executive Officer and President

Statements and other information contained in this letter which can be identified by the use of forward-looking terminology such as “anticipate,” “may,” “will,” “expect,” “continue,” “remain,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.